Exhibit 10.11

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         THIS AMENDMENT NO. 1 (this "Amendment"), dated as of January 28, 1997, to the Rights Agreement, dated as of December 16, 1993 (the "Rights Agreement"), between Genta Incorporated, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank of California, as Rights Agent (the "Rights Agent"), is made with reference to the following facts:

         A. The Company and the Rights Agent have heretofore entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, from time to time, supplement or amend the Rights Agreement in accordance with the provisions of such Section.

         B. The Board of Directors of the Company has determined that it is in the best interests of the Company to enter into that certain Note and Warrant Purchase Agreement, dated as of January 28, 1997 (the "Purchase Agreement"), between and among Aries Trust, a Cayman Islands Trust (the "Aries Trust"), Aries Domestic Fund L.P., a limited partnership organized under the laws of Delaware ("Aries Domestic"), and the Company.

         C. As a condition to entering into the Purchase Agreement, the Company is obligated to amend the Rights Agreement such that, with respect to the execution of and the consummation of the transactions contemplated by the Purchase Agreement, neither Aries Trust, Aries Domestic, nor any of their affiliates is or will become an "Acquiring Person" and that no "Stock
Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1.       The definition of "Acquiring Person" set forth in
Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock. Notwithstanding the foregoing,


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                           (i) in no event shall a Person who or which, together
                  with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the Company's outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person (provided that any subsequent increase in the amount of Common Stock beneficially owned by such Person, together with all Affiliates and Associates of such Person, without the prior approval of the Company shall cause such Person to be an Acquiring Person);

                           (ii) the term Acquiring Person shall not mean (A) the
                  Company, (B) any subsidiary of the Company (as such term is hereinafter defined), (C) any employee benefit plan of the Company or any of its subsidiaries, (D) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or (E) Aries Trust, a Cayman Islands Trust (the "Aries Trust"), Aries Domestic Fund L.P., a limited partnership organized under the laws of Delaware ("Aries Domestic"), or any Affiliate or Associate thereof as a result of the execution of the Note and Warrant Purchase Agreement, dated as of January 28, 1997, between and among Aries Trust, Aries Domestic and the Company (the "Purchase Agreement") or as a result of the consummation of any of the transactions contemplated by the Purchase Agreement; and

                           (iii) no Person  shall be  deemed to be an  Acquiring
                  Person if (A) within five business days after such Person would otherwise have become an Acquiring Person (but for the operation of this clause (iii)), such Person notifies the Board of Directors that such Person did so inadvertently and within two business days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock or (B) by reason of such Person's Beneficial Ownership of 15% or more of the outstanding shares of Common Stock on the date hereof if prior to the Record Date, such Person notifies the Board of Directors that such Person is no longer the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock.

         2. The first sentence of Section 3(a) of the Rights Agreement is hereby amended by adding the following to the end of such sentence:


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

                  ;  provided,  however,  that in no event shall a  Distribution
                     --------   -------
                  Date be deemed to occur as a result of the execution of the Purchase Agreement or as a result of the consummation of any of the transactions contemplated by the Purchase Agreement.

         3. No "Stock Acquisition Date" shall be deemed to occur under the Rights Agreement as a result of the execution of the Purchase Agreement or as a result of the consummation of any of the transactions contemplated by the Purchase Agreement.

         4. All amendments made to the Rights Agreement in this Amendment shall be deemed to apply retroactively as well as prospectively.

         5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with all laws of such State applicable to contracts to be made and performed entirely within such State.

         6. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                                   GENTA INCORPORATED


By: /s/Courtney Stoner                    By: /s/Robert Wang
    ------------------                        --------------
Title:Financial Administrator             Title: Vice President


Attest:                                   CHASEMELLON SHAREHOLDER SERVICES
                                          L.L.C.

By:  /s/Ronald Lug                        By:  /s/Joseph Cammata
     -------------                             -----------------
Title:__________________                  Title: Assistant Vice President


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